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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Investors Financial Services Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 Clarendon Street
Boston, MA 02116

March 5, 2004

Dear Stockholder:

        We cordially invite you to attend the 2004 Annual Meeting of Stockholders of Investors Financial Services Corp. The meeting will be held in the Board Room on the 17th Floor at 200 Clarendon Street, Boston, Massachusetts, on Tuesday, April 13, 2004, at 11:00 a.m.

        Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of 2004 Annual Meeting of Stockholders and Proxy Statement.

        Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

        We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

                      Sincerely,

                      Kevin J. Sheehan
                      Chairman and Chief Executive Officer

PLEASE NOTE: Stockholders should be aware of the increased security at public facilities in Boston. If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid, picture identification such as a driver's license. If you own your shares through a brokerage account or other nominee, you must bring proof of ownership (for details, see Meeting Admission in the Notice of 2004 Annual Meeting of Stockholders). Public parking is available nearby including in the John Hancock parking garage, which is one block further up Clarendon Street from our building on your right.

200 Clarendon Street
Boston, MA 02116

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Time	11:00 a.m., Eastern Time
Date	Tuesday, April 13, 2004
Place	200 Clarendon Street, Seventeenth Floor, Boston, Massachusetts
Purpose	1.	To elect three (3) Class III directors;
	2.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock;
	3.	To approve an amendment to the Company's 1997 Employee Stock Purchase Plan to increase the number of shares available for issuance pursuant to the plan;
	4.	To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2004; and
	5.	To transact such other business as may properly come before the meeting or any adjournments thereof.
Record Date	The directors have fixed the close of business on February 20, 2004 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
Meeting Admission
For security clearance at the meeting you will be asked to present a valid picture identification such as a driver's license or passport. If your Investors Financial Services Corp. stock is held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, these proxy materials are being forwarded to you by your broker or nominee, and your name does not appear on the list of stockholders. Therefore if your stock is held in street name, you should also bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting.
Voting by Proxy
Please submit a proxy as soon as possible so your shares can be voted at the meeting. You may submit your proxy by mail. If your stock is held in the name of a broker, bank or other nominee, you may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the form you receive from your broker or bank.

                      By Order of the Board of Directors,

                      Secretary

March 5, 2004

200 Clarendon Street
Boston, MA 02116

PROXY STATEMENT

GENERAL INFORMATION

When was this proxy statement and the accompanying proxy scheduled to be sent to stockholders?

This proxy statement and accompanying proxy were scheduled to be sent to stockholders beginning on or about March 5, 2004.

Who is soliciting my vote?

The Board of Directors of Investors Financial Services Corp. ("Investors Financial" or the "Company") is soliciting your vote for the 2004 Annual Meeting of Stockholders.

How many votes can be cast by all stockholders?

65,972,549 shares of Common Stock of Investors Financial are outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter.

How do I vote?

You may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy please mark, date, sign and return the enclosed proxy in the enclosed envelope. If you vote by the enclosed proxy your shares will be voted at the meeting in accordance with your instructions or as provided in the proxy. If you do not give any instructions, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors given below.

If your stock is held in the name of a broker, bank or other nominee, you may have the choice of voting your shares over the Internet or by telephone. Follow the instructions on the form you receive from your broker or bank.

To vote in person, bring a form of personal identification with you. If your stock is held by a broker, bank or other nominee, bring an account statement or a letter from the record holder indicating that you own the shares as of February 20, 2004, the record date, and obtain from the record holder a proxy issued in your name.

What are the Board's recommendations on how to vote my shares?

The Board of Directors recommends a vote:

  •
  FOR election of the three directors (page 6)

  •
  FOR the amendment to Investors Financial's Certificate of Incorporation (page 21)

  •
  FOR the amendment to Investors Financial's 1997 Employee Stock Purchase Plan (the "1997 Plan") (page 23)

  •
  FOR the ratification of Deloitte & Touche LLP as Investors Financial's independent auditors (page 27)

Who pays the cost for soliciting proxies?

Investors Financial will pay the cost of soliciting proxies. The solicitation of proxies will be made primarily by mail. Investors Financial has retained Innisfree M&A Corporation to aid in the solicitation of proxies for a fee of approximately $15,000, plus expenses. Proxies may be solicited personally, by telephone, fax and e-mail by employees of Investors Financial and its principal subsidiary, Investors Bank & Trust Company (the "Bank"), without any additional remuneration. Investors Financial will reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals and for obtaining the authorization for the execution of proxies.

Can I change my vote?

You may revoke your signed proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What vote is required to approve each item?

The three nominees for election as directors who receive a plurality of the shares voted for election of directors shall be elected directors (Item 1). The affirmative vote of a majority of all shares outstanding and entitled to vote is necessary to approve the amendment to Investors Financial's Certificate of Incorporation (Item 2). The affirmative vote of a majority of all shares present in person or represented by proxy at the meeting and entitled to vote is necessary to approve the amendment to the 1997 Plan (Item 3). The affirmative vote of a majority of all shares present in person or represented by proxy at the meeting and entitled to vote is necessary to ratify the selection of Deloitte & Touche LLP as Investors Financial's independent auditors (Item 4).

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by Investors Financial to act as tellers for the meeting. A majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes "for" a director. Shares properly voted to "abstain" on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are treated as having voted against the matter.

If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. Stock exchange and NASD rules prohibit a broker from voting shares held in a brokerage account on some proposals (a "broker non-vote") if the broker does not receive voting instructions from you. Under these rules, a broker may not vote in its discretion on Item 3. Shares that are subject to a broker non-vote are counted for determining the quorum but as not entitled to vote on the particular matter, so without voting instructions a broker non-vote could occur on Item 3. This will have the effect of the shares being voted against approval of Item 3.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 20, 2004: (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the shares of the Company's Common Stock outstanding at such date; (ii) by each director, nominee and each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers"; and (iii) by all executive officers, directors and nominees as a group. Unless otherwise indicated below, each person listed maintains a business address c/o Investors Financial Services Corp., 200 Clarendon Street, Boston, MA 02116 and, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law or as otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Ownership***	Percent of Class**
Entities associated with FMR Corp. (1) 82 Devonshire Street Boston, MA 02109	4,910,233	7.44%
Entities associated with Oakmont Corporation (2) 865 South Figueroa Street Los Angeles, CA 90017	3,582,462	5.43%
Entities associated with William Blair & Company, L.L.C. (3) 222 West Adams Street Chicago, IL 60606	3,520,771	5.34%
Frank B. Condon, Jr. (4)	74,892	*
Robert B. Fraser (5)	81,210	*
Donald G. Friedl (6)	37,012	*
Thomas P. McDermott (7)	29,934	*
James M. Oates (8)	45,663	*
Phyllis S. Swersky (9)	28,946	*
Kevin J. Sheehan (10)	2,040,698	3.09%
Michael F. Rogers (11)	1,849,135	2.80%
Edmund J. Maroney (12)	552,480	*
Robert D. Mancuso (13)	632,480	*
John N. Spinney, Jr. (14)	40,797	*
All executive officers and directors As a group (12 persons) (15)	5,530,652	8.38%

*
Less than 1%

**
Percentage ownership is based upon shares of Common Stock outstanding as of February 20, 2004. Shares of Common Stock that may be acquired by a listed person within 60 days of February 20,

  2004 are deemed outstanding for purposes of computing the number of shares of Common Stock owned by that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

***
On February 16, 1999, the Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend payable March 17, 1999 to stockholders of record on March 1, 1999. On May 15, 2000, the Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend payable June 15, 2000 to stockholders of record on May 31, 2000. On April 23, 2002, the Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend payable June 14, 2002 to stockholders of record on May 24, 2002. Share numbers in this proxy statement have been restated to reflect these stock splits, where applicable.

(1)
All shares may be deemed to be beneficially owned by members of the Johnson family who may be deemed to control FMR Corp. Information with respect to FMR Corp. and its affiliates is derived from the Schedule 13G/A filed jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company with the Securities and Exchange Commission on or about February 17, 2004.

(2)
All shares may be deemed to be beneficially owned by Robert Day who may be deemed to control Oakmont Corporation. Information with respect to Oakmont Corporation and Robert Day is derived from the Schedule 13G/A filed jointly by Robert Day and Oakmont Corporation with the Securities and Exchange Commission on or about February 11, 2004. The reporting herein of such shares shall not be construed as an admission by Mr. Day that Mr. Day is the beneficial owner thereof for purposes of Section 16 of the Securities Exchange Act of 1934 or for any other purpose.

(3)
All shares may be deemed to be beneficially owned by William Blair & Company, L.L.C. Information with respect to William Blair & Company, L.L.C., and its affiliates is derived from the Schedule 13G filed by William Blair & Company, L.L.C. with the Securities and Exchange Commission on or about February 6, 2004.

(4)
Includes 23,751 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan").

(5)
Includes 57,333 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the Director Plan and the Company's Amended and Restated 1995 Stock Plan (the "1995 Plan").

(6)
Includes 16,716 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the Director Plan.

(7)
Includes 15,012 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the Director Plan.

(8)
Includes 11,069 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of options granted under the Director Plan.

(9)
Includes 22,546 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the Director Plan.

(10)
Includes 1,022,008 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the 1995 Plan.

(11)
Includes 779,285 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the 1995 Plan.

(12)
Includes 408,054 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the 1995 Plan.

(13)
Includes 235,109 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the 1995 Plan.

(14)
Includes 35,452 shares of Common Stock which may be purchased within 60 days of February 20, 2004 upon the exercise of stock options granted under the 1995 Plan.

(15)
Includes 2,751,282 shares of Common Stock which may be purchased by executive officers and directors within 60 days of February 20, 2004 upon the exercise of stock options granted under the 1995 Plan and shares of Common Stock which may be purchased by directors within 60 days of February 20, 2004 upon the exercise of stock options granted under the Director Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        The Company's Certificate of Incorporation and By-laws provide for a Board of Directors divided into three classes. The members of each class of directors serve for staggered three-year terms. Mr. Sheehan, Mr. Oates and Mr. McDermott are Class III directors whose terms expire at the 2004 Annual Meeting of Stockholders. The Board of Directors is also composed of (i) two Class I directors (Mr. Friedl and Ms. Swersky) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2005 and (ii) two Class II directors (Messrs. Condon and Fraser) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2006.

        The Board of Directors has nominated and recommended that Mr. Sheehan, Mr. Oates and Mr. McDermott be elected Class III directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2007 and until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted or not voted in accordance with the judgment of the persons named as attorneys-in-fact in the proxies with respect to the vacancy created by that nominee's inability or unwillingness to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE ELECTION OF KEVIN J. SHEEHAN, JAMES M. OATES
AND THOMAS P. MCDERMOTT

        The following table sets forth the nominees to be elected at the Annual Meeting and each director whose term of office will extend beyond the Annual Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Company, the year the nominee's or director's term will expire and the class of director of each nominee and each director:

Nominee's or Director's Name and Year Nominee or Director First Became a Director	Position(s) with the Company	Year Term Will Expire	Class of Director
Nominees:
Kevin J. Sheehan (1990)	Chairman and Chief Executive Officer	2007	III
James M. Oates (1995)	Director	2007	III
Thomas P. McDermott (1995)	Director	2007	III
Continuing Directors:
Donald G. Friedl (1996)	Director	2005	I
Phyllis S. Swersky (1996)	Director	2005	I
Frank B. Condon, Jr. (1986)	Director	2006	II
Robert B. Fraser (1996)	Director	2006	II

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the directors and the executive officers of the Company as of February 20, 2004, their ages, and the positions currently held by them with the Company. The Company's executive officers are appointed by, and serve at the discretion of, the Board of Directors. Each executive officer is a full time employee of the Company. There is no family relationship between any executive officer or director of the Company.

Name	Age	Position
Kevin J. Sheehan	52	Chairman of the Board and Chief Executive Officer
Michael F. Rogers	46	President
John N. Spinney, Jr.	38	Senior Vice President and Chief Financial Officer
Robert D. Mancuso	43	Senior Vice President—Marketing and Client Management
Edmund J. Maroney	47	Senior Vice President—Technology
John E. Henry	39	Senior Vice President, General Counsel and Secretary
James M. Oates	57	Director
Thomas P. McDermott	68	Director
Robert B. Fraser	75	Director
Frank B. Condon, Jr.	68	Director
Donald G. Friedl	71	Director
Phyllis S. Swersky	52	Director

        Mr. Oates is Chairman of the Compensation Committee of which Messrs. Condon and McDermott are also members. Mr. McDermott is Chairman of the Audit Committee of which Mr. Fraser and Ms. Swersky are also members. Mr. Condon is Chairman of the Nominating and Corporate Governance Committee of which Mr. McDermott and Mr. Oates are also members. Ms. Swersky and Mr. Friedl represent the Board of Directors on the Community Reinvestment Act Committee. The Company was organized in June 1995 to serve as the holding company for the Bank and for periods prior to that date, references to the Company mean the Bank.

        Mr. Sheehan has served as a director since 1990. He has been Chief Executive Officer and Chairman of the Board of Directors since June 1995. Mr. Sheehan served as President from June 1992 to August 2001. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of the Bank of New England, Mr. Sheehan was a Senior Vice President at the Bank of New England.

        Mr. Rogers has been President since August 2001, and has had responsibility for all operating areas since 1990. He served as Executive Vice President from September 1993 to August 2001. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of Bank of New England, Mr. Rogers was a Vice President at the Bank of New England.

        Mr. Spinney has been Senior Vice President since August 2001 and Chief Financial Officer since January 2002. Prior to joining the Company in August 2001, Mr. Spinney was an audit partner in the Financial Services Practice of KPMG LLP, a public accounting firm.

        Mr. Mancuso has been Senior Vice President—Marketing and Client Management since September 1993. He joined the Company in September 1992. Prior to joining the Company, Mr. Mancuso was Eastern Region Director of Sales for PRJ Associates, a software development firm.

        Mr. Maroney has been Senior Vice President—Technology since July 1991. Mr. Maroney served as a Systems Manager in the custody department prior to becoming Senior Vice President. Prior to joining the Company in May 1990 with the Company's acquisition of the Financial Products Services Division of the Bank of New England, Mr. Maroney was Vice President at the Bank of New England.

        Mr. Henry has been General Counsel of the Company since February 1996, Secretary of the Company since January 1997 and Senior Vice President since April 2000. Prior to joining the Company, Mr. Henry was an associate at the Boston law firm of Testa, Hurwitz & Thibeault, LLP. Mr. Henry is a Director of The Arts & Business Council of Greater Boston, a non-profit organization.

        Mr. Oates has been a director of the Company since June 1995. Mr. Oates has been Chairman of Hudson Castle Group, Inc., since 1995 and has been the Managing Director of the Wydown Group since 1994. Mr. Oates served as President and Chief Executive officer of Neworld Bancorp Incorporated from 1984 to 1994. Mr. Oates is a Director and Chairman of the Investment Committee and Member of the Audit and Personnel Committees of Connecticut River Bancorp, Inc., and Connecticut River Bank. Mr. Oates is also a Director and Member of the Executive, Compensation, Audit and Finance Committees and Chairman of the Nominating and Corporate Governance Committee of Stifel Financial Corporation, a Director of the New Hampshire Trust Co., and a Director of twenty-five Phoenix Mutual Funds. He serves as a Member of the Consulting Committee of the Phoenix-Kayne Mutual Fund Board. Mr. Oates is Chairman of the Board of Directors and a Member of the Executive and Compensation Committees of Emerson Investment Management, Inc. Mr. Oates is also Treasurer, Director and the Chair of the Finance and Investment Committees of the Endowment for Health, a New Hampshire non-profit corporation; a member of the Investment Committee of the New Hampshire Charitable Foundation; a Trustee of Dean College and Trustee Emeritus for Middlesex School.

        Mr. McDermott has been a director of the Company since June 1995. He has been Managing Director of TPM Associates, a consulting firm, since January 1994. He served as Managing Partner, New England Area of Ernst & Young LLP from 1989 to 1993. Mr. McDermott is also a Director of ACCION International, Massachusetts Eye & Ear Infirmary and Harvard University—LASPAU.

        Mr. Fraser has been a director of the Company since June 1996. Mr. Fraser was Chairman of the Boston law firm of Goodwin Procter LLP from 1984 to 1997. He is also Chairman of The Arts & Business Council of Greater Boston and a Director of the Massachusetts Institute for a New Commonwealth (MassINC).

        Mr. Condon has been a director of the Company since April 1986. From July 1982 to July 1993, he was Chief Executive Officer and President, and from July 1993 to April 1997 he was Chief Executive Officer and Chairman, of Woodstock Corporation, a Boston-based investment management firm and of its wholly owned subsidiary, Woodstock Service Corporation, a provider of financial services. Mr. Condon also serves as a Director of Big Sandy Management Company and Manager of Coal, Energy Investments & Management, LLC.

        Mr. Friedl has been a director of the Company since February 1996. He was the Chairman, President and Chief Executive Officer of All Seasons Services, Inc., a commercial food and vending company, from 1986 until January 1997. He served as a Director of Classic Foods, Inc. from June of 1999 to March of 2002. Mr. Friedl currently serves as a Director of Marical, Inc., a marine biotechnology company, and as a Director of Custom Foods, Inc.

        Ms. Swersky has been a director of the Company since February 1996. She has been President of The Meltech Group, a consulting firm specializing in business advisory services for high-growth potential businesses, since 1995. She was the President of The Net Collaborative, Inc., an Internet systems integration company, from 1996 to 1997. She served as President of Work/Family Directions, Inc., a provider of employee benefits programs, from 1992 through 1995. Prior to 1992, she was Executive Vice President and Chief Financial Officer of AICorp, Inc., a computer software company. Ms. Swersky also serves as a Director of Art Technology Corp., a computer software company, and Berkshire Life Insurance Company of America, Inc.

        A director may be removed for cause, which is generally defined under Delaware law as an event of a substantial nature which directly affects the rights and interests of a company's stockholders, such as disclosing trade secrets of the Company or embezzling corporate funds, by a vote of at least a majority of the shares of the Company's capital stock entitled to vote in the election of directors. A director may be removed without cause by a vote of at least seventy-five percent of the shares of the Company's capital stock entitled to vote in the election of directors.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met ten times during the fiscal year ended December 31, 2003. The Board of Directors has determined that the following directors are independent under applicable laws, rules and regulations: Mr. Condon, Mr. Fraser, Mr. Friedl, Mr. McDermott, Mr. Oates and Ms. Swersky. The independent members of the Board of Directors met in executive session (without the presence of management) three times in 2003. The presiding director at each executive session rotates among the chairs of the Board's Audit, Compensation, and Nominating and Corporate Governance Committees. In 2003 the chairs of those Committees were Mr. McDermott, Mr. Oates and Mr. Condon, respectively.

        The membership of the Audit Committee of the Board of Directors is currently comprised of Messrs. McDermott and Fraser and Ms. Swersky, all of whom have been determined to be independent. The functions and responsibilities of the Audit Committee are set forth below in the Report of the Audit Committee. The Audit Committee met ten times during the fiscal year ended December 31, 2003. The Board of Directors has determined that Thomas P. McDermott is an "audit committee financial expert" as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has adopted a written charter setting out the authority and responsibilities of the Audit Committee. The current Audit Committee Charter provides greater detail regarding the activities of the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A and may be found on the Investor Relations section of the Company's website at www.ibtco.com.

        The Compensation Committee is currently comprised of Messrs. Oates, McDermott and Condon, all of whom have been determined to be independent. The Compensation Committee operates under a written charter, a copy of which may be found on the Investor Relations section of the Company's website at www.ibtco.com. The Compensation Committee is responsible for administering the Company's stock plans and for reviewing and approving compensation matters concerning the executive officers and key employees of the Company. The Compensation Committee met four times during the fiscal year ended December 31, 2003.

        The Nominating and Corporate Governance Committee is currently comprised of Messrs. Condon, McDermott and Oates, all of whom have been determined to be independent. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which may be found on the Investor Relations section of the Company's website at www.ibtco.com. The Nominating and Corporate Governance Committee is responsible for oversight of corporate governance at the Company and recommending to the Board of Directors persons to be nominated for election or appointment as directors of the Company. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2003.

        The Nominating and Corporate Governance Committee may use any of a number of methods to identify nominee candidates, including personal and industry contacts and recruiting firms. The Nominating and Corporate Governance Committee does not have specifically enumerated minimum qualifications for nominees, but instead seeks candidates with significant industry or management experience who the Committee believes will contribute to the Board and the Company. The Nominating and Corporate Governance Committee did not engage any third party recruiting firms to identify nominees in 2003. Potential nominees are reviewed by the Committee. Candidates that pass the initial screening by the Committee will then be interviewed by the Committee. The Committee may also request input from, or interviews of candidates by, management of the Company.

        The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Any such recommendations should be submitted in writing to the Secretary of the Company at the Company's principal executive offices in accordance with the nominating procedures set forth in the Company's by-laws. Nominees recommended by stockholders will be evaluated in the manner described above. The Committee did not receive any stockholder nominee recommendations for the 2004 Annual Meeting of Stockholders.

        The Community Reinvestment Act Committee, whose members are currently Ms. Swersky and Mr. Friedl, representing the Board of Directors, and Messrs. Sheehan and Henry and Deirdre Holland, representing management, is responsible for oversight of the Company's performance under the requirements of the Federal Community Reinvestment Act of 1977 and similar state law requirements. The Community Reinvestment Act Committee met four times during the fiscal year ended December 31, 2003.

        During 2003, no director attended fewer than 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) or (ii) the total number of meetings of all committees of the Board on which he or she served (held during the period that he or she served).

        The Board expects all directors to attend each Annual Meeting of Stockholders. All directors were present at the 2003 Annual Meeting of Stockholders.

        Stockholders who wish to contact the Company's independent directors may do so via e-mail at Board@ibtco.com.

REPORT OF THE AUDIT COMMITTEE

        The functions of the Audit Committee (the "Audit Committee") are focused on the following areas:

  •
  the reliability and integrity of the Company's accounting and financial reporting practices;

  •
  the quality and integrity of the Company's financial statements and reports;

  •
  the independent auditors' qualifications and independence;

  •
  the performance of the Company's internal audit function and independent auditors;

  •
  the Company's compliance with laws, regulations and internal policies; and

  •
  the soundness of the Company's internal controls.

        The directors who serve on the Audit Committee all meet the independence requirements promulgated by the Securities and Exchange Commission, including Rule 10A-3(b)(1) pursuant to the Exchange Act, and the National Association of Securities Dealers. The Board of Directors made an affirmative determination as to the independence of each member of the Audit Committee, including a determination that no member of the Audit Committee has a relationship to the Company that may interfere with his or her independence from the Company and its management. No member of the Audit Committee has participated in the preparation of the Company's financial statements, and each member is able to read and understand fundamental financial statements. In addition, as disclosed above, the Board of Directors has determined that Thomas P. McDermott is an "audit committee financial expert," as defined in the applicable rules and regulations of the Exchange Act.

        The Audit Committee met ten times during 2003.

        The Board has adopted a written charter setting out the authority and responsibilities of the Audit Committee. A copy of the current Audit Committee Charter is attached to this Proxy Statement as Appendix A and provides greater detail regarding the activities of the Audit Committee.

        Management has primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal controls.

        The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

        For 2003, the Audit Committee engaged Deloitte & Touche, the Company's independent auditors. The Audit Committee reviewed the Company's audited consolidated financial statements and met with both management and Deloitte & Touche to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and fairly represent the financial condition and results of operations of the Company.

        The Audit Committee has received from and discussed with Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to Deloitte & Touche's independence from the Company. The Audit Committee also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committees Communications).

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Audit Committee also engaged Deloitte & Touche to act as the Company's independent auditors for the 2004 fiscal year.

        No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the
Audit Committee of the Board of Directors

Thomas P. McDermott (Chairman)
Robert B. Fraser
Phyllis S. Swersky

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Summary Compensation Table

        The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Company in all capacities during the years ended December 31, 2003, 2002 and 2001 to (i) the Company's Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Company who received total annual salary and bonus in excess of $100,000 in fiscal 2003 (the "Named Executive Officers").

	Annual Compensation(1)					Long Term Compensation Awards
Name and Principal Position				Bonus or Commission($)			All Other Compensation ($)(3)
	Year		Salary($)			Options(#)(2)
Kevin J. Sheehan Chief Executive Officer and Chairman	2003 2002 2001		787,500 750,000 650,000	1,771,875 1,687,500 1,462,500		30,000 33,428 70,557	27,300 27,540 26,640
Michael F. Rogers President	2003 2002 2001		682,500 650,000 550,000	1,535,625 1,462,500 1,237,500		70,052 77,767 103,962	14,570 14,810 13,910
Edmund J. Maroney Senior Vice President—Technology	2003 2002 2001		446,250 425,000 365,000	1,004,063 956,250 821,250		22,438 20,000 46,199	10,453 10,631 9,630
Robert D. Mancuso Senior Vice President—Marketing and Client Management	2003 2002 2001		367,500 350,000 325,000	498,678 675,654 579,438	(4) (4) (4)	130,964 24,759 45,048	9,466 9,643 8,701
John N. Spinney, Jr. Senior Vice President and Chief Financial Officer	2003 2002 2001	(5)	300,000 250,000 72,115	675,000 375,000 150,000		22,954 70,000 20,000	7,960 6,420 123

(1)
Excludes non-cash compensation that in the aggregate does not exceed the lesser of $50,000 or 10% of such named individual's cash compensation.

(2)
Adjusted to reflect the two-for-one stock split of the Company's Common Stock on June 14, 2002.

(3)
The amount shown for each Named Executive Officer for 2003, 2002 and 2001 includes the dollar value ($6,000, $6,000 and $5,100) of matching contributions made pursuant to the Company's 401(k) plan, a qualified employee benefit defined contribution plan, for 2003, 2002 and 2001, respectively. Also included are amounts paid to cover certain life insurance arrangements and net premiums paid by the Company for term life insurance, for the benefit of Messrs. Sheehan ($21,300, $21,540, $21,540), Rogers ($8,570, $8,810, $8,810), Maroney ($4,543, $4,631, $4,530), Mancuso ($3,055, $3,643, $3,601) and Spinney ($1,960, $420, $123) in 2003, 2002 and 2001, respectively.

(4)
Amounts shown represent commission payments made during 2003, 2002 and 2001 and relate in part to revenues generated in 2002, 2001 and 2000, respectively.

(5)
Mr. Spinney joined the Company in September 2001.

Option Grants in 2003

        The following table sets forth certain information regarding options to purchase Common Stock granted during 2003 by the Company to the Named Executive Officers. The Company did not grant any stock appreciation rights in 2003.

	Individual Grants					Potential Realizable Value at Assumed Annual Percentage Rates of Stock Price Appreciation For Option Term (2)
	Number of Shares Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price ($/Share) (1)	Expiration Date
						5% ($)	10% ($)
Kevin J. Sheehan	30,000(a	)	3.9544	34.79	11/17/13	656,377	1,663,389
Michael F. Rogers	25,000(a 36,837(b 8,215(b	) ) )	3.2953 4.8557 1.0829	34.79 34.79 36.00	11/17/13 11/17/13 11/16/08	546,981 805,966 81,708	1,386,158 2,042,475 180,552
Edmund J. Maroney	20,000(a 2,438(b	) )	2.6363 0.3214	34.79 28.10	11/17/13 11/18/07	437,585 18,927	1,108,926 41,825
Robert D. Mancuso	20,000(a 71,001(b 17,999(b 956(b 484(b 20,506(b	) ) ) ) ) )	2.6363 9.3590 2.3725 0.1260 0.0638 2.7054	34.79 34.79 22.71 26.69 28.13 29.80	11/17/13 11/17/13 11/16/08 11/16/08 11/15/09 11/15/09	437,585 1,553,448 139,017 8,678 5,543 208,008	1,108,926 3,936,743 315,381 19,687 12,917 471,898
John N. Spinney, Jr.	20,000(a 2,954(b	) )	2.6363 0.3894	34.79 36.51	11/17/13 10/16/11	437,585 51,494	1,108,926 123,337

(a)
Grants become exercisable in 48 equal monthly installments beginning November 17, 2003 and include a reload feature. The reload feature provides that on an exercise of options in which the optionee makes payment through the delivery of previously owned shares of the Company's Common Stock, the optionee shall receive an additional option to purchase that number of shares of the Company's Common Stock as was delivered in payment for such exercise.

(b)
Grants are exercisable immediately.

(1)
The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of the Common Stock on the date of grant.

(2)
Amounts shown represent hypothetical gains that could be achieved for the respective options exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold. The potential realizable value does not represent the Company's prediction of its future stock price performance.

Aggregated Option Exercises in 2003
and Option Values at December 31, 2003

        The following table sets forth certain information regarding stock option exercises by the Named Executive Officers in 2003 and the number and value of the Named Executive Officers' unexercised stock options at December 31, 2003.

			Number of Securities Underlying Unexercised Options at December 31, 2003(#)		Value of Unexercised In-The-Money Options at December 31, 2003 ($)(2)
Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin J. Sheehan	0	0.00	997,008	130,006	24,030,323	722,132
Michael F. Rogers	48,144	1,400,297.13	758,451	108,340	12,268,160	601,785
Edmund J. Maroney	12,496	278,707.04	394,724	78,336	9,188,090	450,915
Robert D. Mancuso	169,624	2,956,111.71	292,719	78,336	3,283,967	450,915
John N. Spinney, Jr.	5,000	40,389.22	32,120	75,834	424,576	274,987

(1)
Calculated as the difference between the fair market value of the underlying Common Stock at the exercise date of the options and the aggregate exercise price. Actual gains on stock option exercises depend on the value of the underlying Common Stock on the date such Common Stock is actually sold.

(2)
Value is based on the difference between the option exercise price and the fair market value of the Company's Common Stock on December 31, 2003 ($38.41 per share, the last reported sales price of the Company's Common Stock on the Nasdaq National Market on December 31, 2003) multiplied by the number of shares underlying the option. The actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, the date on which the options are exercised and the date on which the underlying shares of Common Stock are sold.

Stock Plans

        The Company currently has three stock plans: the 1995 Plan, the Director Plan and the 1997 Plan. Each of the 1995 Plan, the Director Plan and the 1997 Plan have been approved by stockholders. The Company does not have any equity compensation plans that have not been approved by stockholders.

        The following table provides aggregate information, as of December 31, 2003, regarding outstanding options and the number of shares of Common Stock available for future issuance under the 1995 Plan, the Director Plan and the 1997 Plan.

Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
6,547,086	$24	3,980,312*

*Includes
shares available for issuance under the 1997 Plan.

Employment Agreements

        The Company entered into amended and restated employment agreements with Kevin J. Sheehan, Michael F. Rogers, Robert D. Mancuso and Edmund J. Maroney on May 16, 2000, and with John N. Spinney, Jr. on November 12, 2002, each with a term of three years, subject to annual renewal and earlier termination. The agreements with Messrs. Sheehan, Rogers, Mancuso, Maroney and Spinney currently have a term that expires on December 31, 2006.

        Messrs. Sheehan's, Rogers', Maroney's and Mancuso's and Mr. Spinney's agreements provide that the Company will employ Messrs. Sheehan, Rogers, Maroney, Mancuso and Spinney as Chief Executive Officer, President, Senior Vice President—Technology and Senior Vice President—Marketing and Client Management, and Senior Vice President and Chief Financial Officer, respectively, and will pay them an annual salary determined by the Company's Board of Directors, as well as an annual bonus under the Company's then applicable bonus plans, if any. Under their employment agreements, the Company may terminate their employment for cause defined as (i) a finding by a majority of the Board of Directors that the employee has performed his duties inadequately, (ii) action or inaction by the employee which results in a material breach of the agreement or in the employee unfairly competing with the Company, (iii) the commission of a felony which shall adversely affect the employee's ability to perform his duties, or (iv) the commission of an act of fraud, dishonesty, gross negligence or deliberate disregard for the rules and policies of the Company. Termination for cause results in no liability to the Company beyond the payment of wages to the date of discharge, except in the case of a termination solely pursuant to a finding by a majority of the Board of Directors that an individual has performed his duties inadequately, in which case the agreements provide for a lump sum payment equal to nine months of annual salary at the then current rate, as well as nine months of continuing medical coverage paid for by the Company. Should their employment be terminated by the Company without cause, by disability, or by Messrs. Sheehan, Rogers, Mancuso, Maroney or Spinney for good reason, which good reason includes (i) a material change by the Company of either of their authority, functions or duties which results in a reduction in their respective position's scope, importance or responsibilities, (ii) a failure by the Company to comply with the terms of the employment agreements, and (iii) with respect to Mr. Sheehan only, a failure by the stockholders to re-elect him as a director of the Company, the agreements provide for a lump sum payment equal to the greater of twice their current annual salary and the amount equal to the highest of their three most recent annual bonuses, or the salary and bonus due to be paid under the remaining term of the agreement. Mr. Mancuso's agreement bases the foregoing payment on the highest of his three most recent annual sales commission payments, rather than bonus. The agreements also provide for continuation of medical coverage for the longer of two years or the remaining term of the agreement. The agreements also provide that the Company shall pay to Messrs. Sheehan, Rogers, Mancuso, Maroney and Spinney an amount sufficient to fund a life insurance policy payable to the beneficiaries of their choice in a face amount comparable to the amount they would receive upon termination of their employment by the Company without cause.

        The Company also entered into change of control employment agreements with Kevin J. Sheehan, Michael F. Rogers, Robert D. Mancuso, and Edmund J. Maroney on May 16, 2000, and with John N. Spinney, Jr. on August 23, 2001. The agreements with Messrs. Sheehan, Rogers, Mancuso, Maroney and Spinney currently have a term of three years, subject to automatic annual renewal and earlier termination.

        The change of control employment agreements become effective upon a change in control of the Company, defined to be a consolidation, merger, reorganization or sale or transfer of all or substantially all of the assets of the Company, a change in a majority of the Board of Directors, or the acquisition by any person of 20% or more of the voting securities of the Company. The agreements provide that if any of Messrs. Sheehan, Rogers, Mancuso, Maroney or Spinney is terminated during the term of his agreement, he shall receive a lump sum severance payment equal to three times the employee's most recent annual salary plus a payment equal to three times the highest of the employee's three most recent annual bonuses, or, in the case of Mr. Mancuso, the highest of his three most recent annual sales commission payments, as well as an actuarial payment under any existing defined benefit plan and continuing benefits and medical coverage for three years.

Pension Plans

        In 1971, the Company adopted the Investors Bank & Trust Pension Plan (as amended, the "Pension Plan"), covering all employees who are at least 21 years of age. In 1996, the Company amended the Pension Plan to freeze the admission of new entrants after December 31, 1996. The Pension Plan was amended in December 2001 to freeze benefit accruals for certain highly compensated participants as of December 31, 2002, as well as change the maximum allowable compensation projected for future years. Such highly compensated participants will receive their full benefit accrual under the Company's non-qualified retirement plan, as described below. Benefits under the Pension Plan are based on an employee's years of service and his or her final average monthly compensation. A participant's monthly benefit at normal retirement (i.e., at or after attaining the age of 65 years) payable as a life annuity equals a percentage of the participant's final average monthly compensation multiplied by years of service. The percentage varies depending on years of service and the level of final average monthly compensation. Early retirement benefits are available to participants who have attained age 55 and have at least 10 years of service. Benefits are payable at retirement in the form of a monthly annuity or a single lump sum.

        A participant's final average monthly compensation is the average of such participant's total eligible compensation (i.e., basic cash remuneration excluding incentive compensation) during the 60 consecutive months in the last 120 months of employment affording the highest such average subject to certain limits on eligible compensation set by Federal law. For 2003, this limit was $200,000. The Pension Plan's benefit formula described above became effective in 1991, but applies to all periods of benefit service.

        In 1994, the Company adopted the Investors Bank & Trust Supplemental Executive Retirement Plan (as amended, the "SERP") covering certain employees. The SERP is a non-qualified supplemental retirement plan and pays benefits for certain participants in addition to benefits paid under the Pension Plan. Benefits under the SERP are based on an employee's total compensation or the portion of such employee's total compensation not included in the calculation of benefits to be paid under the Pension Plan. Payments under the SERP are based on years of service and the employee's final total compensation, including incentive compensation (i.e. bonus and commissions) for certain participants.

        The following table shows the estimated annual benefits payable to employees covered by both the Pension Plan and the SERP or exclusively by the SERP upon retirement in specified total compensation and years of service classifications. Amounts listed in the table are not subject to deduction for social security or other offset amounts.

	Years of Service at Retirement (Age 65 in 2003)
Remuneration
	10	15	20	25	30	35
$200,000	$40,953	$61,430	$81,907	$102,383	$109,883	$117,383
$500,000	$105,453	$158,180	$210,907	$263,633	$282,383	$301,133
$1,000,000	$212,953	$319,430	$425,907	$532,383	$569,883	$607,383
$1,500,000	$320,453	$480,680	$640,907	$801,133	$857,383	$913,633
$2,000,000	$427,953	$641,930	$855,907	$1,069,883	$1,144,883	$1,219,883

        The following Named Executive Officers have the specified credited years of service under the Pension Plan and the SERP as of December 31, 2003: Mr. Sheehan, 27.6 years; Mr. Rogers, 21.3 years; Mr. Maroney, 18.3 years; and Mr. Mancuso, 11.3 years. Mr. Spinney has 2.3 credited years of service under the SERP as of December 31, 2003. The summary compensation table previously presented does not reflect the payment to any of the Named Executive Officers of compensation pursuant to either the Pension Plan or the SERP, as payment obligations pursuant to each of the Pension Plan and the SERP are contingent on retirement.

Report of Compensation Committee on Executive Compensation

        The Company's executive compensation program is administered by the three member Compensation Committee of the Board of Directors (the "Compensation Committee"). The three members of the Compensation Committee are independent non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of the Chief Executive Officer, and together with the Chief Executive Officer, establishes the compensation of the other executive officers of the Company. The Compensation Committee then recommends those compensation packages to the full Board for its approval.

        The Company's compensation policy for executive officers is designed to achieve the following objectives:

  •
  To enhance profitability of the Company and increase stockholder value.

  •
  To reward executives in accordance with the Company's annual and long-term performance goals.

  •
  To recognize individual initiative and achievement.

  •
  To provide competitive compensation that will attract and retain qualified executives.

        The compensation program for executive officers consists of three primary elements: (1) base salary, which is determined on an annual basis and is primarily dependent on external market data; (2) annual incentive compensation in the form of cash bonuses which are based on the achievement of pre-determined financial objectives of the Company; and (3) long-term incentive compensation, in the form of stock options, granted periodically with the objective of aligning the executive officers' long-term interests with those of the stockholders, encouraging superior results over an extended period and retaining key executive officers. Annual incentive compensation for Mr. Mancuso is in the form of sales commission payments based on revenue received by the Company from new sales.

        Base salary is intended to be competitive with base salary offered for similar executive positions at other local companies in the same or similar industries. The base salary for the Company's executive officers for 2003 reflected a mid-range level of competitive compensation in order to attract and retain key executive officers. In addition to external market data, the Committee also reviews the Company's financial performance and individual performances when adjusting base salary annually.

        In the spring of 2002, the Compensation Committee engaged Hewitt Associates to perform an independent evaluation of executive compensation at the Company. The Hewitt report looked at each compensation component as well as the relative mix of compensation for executive officers of the Company. The report compared executive compensation at the Company to compensation at various other companies, including competitors of the Company. The report also used a number of third party compensation surveys. The report adjusted comparative compensation levels according to size of company and other factors. The Compensation Committee met independently with officials from Hewitt and used the information and analysis contained in the Hewitt report in developing the 2003 Executive Compensation Plan. The Compensation Committee met in executive session regularly while developing the 2003 Compensation Plan.

        In November 2003, the Compensation Committee set the terms for the 2004 Executive Compensation Plan, and recommended those terms to the full Board for approval. The full Board approved the 2004 Executive Compensation Plan at their November 2003 regular meeting. This plan established (i) base salaries for 2004; (ii) proposed option grant levels for 2004; (iii) target levels for operating earnings per share for 2004 and bonus amounts payable to executive officers under the Senior Executive Bonus Plan, based on achieving such targets and (iv) sales commission parameters for Mr. Mancuso. If 2004 GAAP (Generally Accepted Accounting Principles) earnings per share equal the minimum target, certain executive officers will receive bonuses ranging up to 265% of their annual base pay, depending on their positions, with the Chief Executive Officer and the President each receiving 265% of their respective annual base pay. If 2004 GAAP earnings per share exceed the minimum target level, additional bonus amounts are available to the executive officers under the bonus plan, up to a maximum amount equal to 325% of their respective annual base pay. The actual level of bonus earned is based upon achievement of specific predetermined performance targets established by the Compensation Committee. No bonuses will be payable to executive officers if 2004 GAAP earnings per share are less than or equal to 2003 GAAP earnings per share. Mr. Mancuso receives commissions, subject to various eligibility requirements, on revenue received by the Company from sales to new clients and sales of new products to existing clients.

        Federal law and regulations provide generally that in order to qualify for a tax deduction (as further explained later in this report), compensation in excess of $1 million paid to a public corporation's top executive officers must qualify as performance-based compensation. In order to qualify as performance-based compensation, bonuses must be earned under a plan, the material terms of which have been approved by stockholders. In general, the performance measures under such a plan must be reapproved by stockholders every five years. The Senior Executive Bonus Plan was last approved by stockholders in April 2001.

        Long-term incentive compensation, in the form of stock options, also aligns executive officers' interests with those of stockholders. In addition, the Compensation Committee believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with an emphasis on long-term financial results and may help to retain key executive officers.

        When establishing stock option grant levels, the Compensation Committee considers existing levels of stock ownership, previous grants of stock options, vesting schedules and exercise price of outstanding options and the current stock price. Stock options granted under the 1995 Plan have had an exercise price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest over a four-year period.

        The 2003 base salary for Mr. Sheehan, the Company's Chief Executive Officer, was established by the Board of Directors in December 2002. Under the terms of the 2003 Senior Executive Bonus Plan, Mr. Sheehan's bonus eligibility was set forth on a matrix under which Mr. Sheehan would receive no bonus if 2003 GAAP earnings per share did not exceed 2002 GAAP earnings per share. Mr. Sheehan's bonus eligibility increased incrementally in relation to the amount by which 2003 GAAP earnings exceeded 2002 GAAP earnings. In accordance with the terms of the 2003 Senior Executive Bonus Plan, at the Company's GAAP earnings per share level of $1.38 for 2003, Mr. Sheehan was eligible for a bonus equal to 225% of his 2003 salary, or $1,771,875. Accordingly, approximately 69% of Mr. Sheehan's $2,559,375 in 2003 cash compensation was based on corporate performance, specifically, the Company's GAAP earnings per share. Also, the Compensation Committee granted Mr. Sheehan options to purchase 30,000 shares of Common Stock under the Company's 2003 Executive Compensation Plan. The Board of Directors believes that Mr. Sheehan has led the Company toward achieving its goals of growth in revenue and the client base and expansion in the breadth of services provided. The Board specifically noted the Company's overall performance under Mr. Sheehan's leadership, especially through the volatile economic and market conditions experienced in 2003.

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of

Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objectives, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

        The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

Respectfully submitted by
the Compensation Committee
of the Board of Directors

James M. Oates
Frank B. Condon, Jr.
Thomas P. McDermott

Compensation Committee Interlocks and Insider Participation

        The Company's Board of Directors has established a Compensation Committee currently consisting of Messrs. Oates, Condon and McDermott, who were the only members of the Compensation Committee during 2003. No executive officer of the Company served as a member of the Compensation Committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

Compensation of Directors

        Employee directors do not receive cash compensation for their service as members of the Board of Directors. For 2003, non-employee directors received a retainer fee of $20,000, paid quarterly, and an additional $2,143 for each meeting of the Board of Directors they attended. In addition, during 2003, each member of the Audit Committee received additional fees equal to $4,000.

        The following table sets forth information concerning the compensation to be paid to each non-employee director of the Company during 2004 for their service as a member of the Board and each Committee thereof on which they serve.

2004 Non-Employee Director Compensation

	Retainer	Fee Per Meeting Attended*
Board of Directors	$20,000	$2,200
Audit Committee	—	1,500
Compensation Committee	—	1,000
Nominating and Corporate Governance Committee	—	1,000
Community Reinvestment Act Committee	—	1,000

*
Per meeting fees are only paid for scheduled in-person meetings.

        Ten Board of Director Meetings were planned for 2003 and ten are planned for 2004. Each Committee plans four in-person meetings in 2004. Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan, pursuant to which each non-employee director receives automatic grants of options and is eligible to receive his or her annual fee in the form of stock options. Immediately following the 2003 Annual Meeting of Shareholders, each of Messrs. Condon, Fraser, Friedl, McDermott, Oates and Ms. Swersky were granted an option under the Director Plan to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. In addition, under the Director Plan, directors may elect to receive their retainer fee in the form of stock options. Pursuant to this election, Messrs. Condon, Fraser, Friedl and McDermott were each granted options to purchase a total of 1,136 shares of the Company's common stock. In each such case, the exercise price per share of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant.

Stock Performance

        The following graph compares the change in the cumulative total stockholder return on the Company's Common Stock for the period from January 1, 1999 through December 31, 2003, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market ("Nasdaq Stock Market Index") and the Center for Research in Securities Prices Index for Nasdaq financial stocks ("Nasdaq Financial Stocks Index"). The comparison assumes $100 was invested on December 31, 1998 in the Company's Common Stock at the $7.25 closing price on that day and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Comparison of Five Year Cumulative Total Return Among
Investors Financial Services Corp., Nasdaq Stock Market Index
and Nasdaq Financial Stocks Index

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has adopted a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

General

        The Board of Directors has voted to recommend to stockholders that the Company amend its Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of the Company's Common Stock from 100,000,000 to 175,000,000. Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The full text of the Certificate of Amendment (the "Certificate of Amendment") to the Certificate of Incorporation that will effect the aforementioned amendment (the "Charter Amendment") is attached hereto as Appendix B. As of February 20, 2003, the record date for the Annual Meeting, 65,972,549 shares of Common Stock were outstanding, with an additional 4,235,065 shares reserved for issuance under the 1995 Plan, the 1997 Plan and the Director Plan.

        The Board of Directors believes that the number of authorized shares of the Company's Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. These purposes may include, without limitation: facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; acquiring other businesses in exchange for shares of the Company's Common Stock; and raising capital through the sale of the Company's Common Stock. The Board of Directors considers the authorization of additional shares of the Company's Common Stock advisable to ensure availability of shares for issuance should the occasion arise, without the considerable delay and expense incident to the holding of a special meeting of stockholders to amend the Certificate of Incorporation. Authorized but unissued shares may be issued at such time or times, to such person or persons and for such consideration as the Board of Directors determines to be in the best interests of the Company, without further authorization from stockholders except as may be required by the rules of Nasdaq. If the Charter Amendment is approved, the Board will have the authority to issue 104,792,386 shares of Common Stock which are not otherwise reserved for issuance.

        The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of the holders of existing shares. Any new shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding, and would be available for issuance at such times and on such terms as the Board of Directors may consider appropriate. Depending on the circumstances, issuance of additional shares of Common Stock could affect the existing holders of shares by diluting the voting power of the outstanding shares. Stockholders do not have pre-emptive rights to purchase additional shares of Common Stock nor will they as a result of this proposal.

        There are no current negotiations, plans, commitments, agreements or understandings relating to the issuance of any additional shares of Common Stock. The timing of the actual issuance of additional shares will depend upon market conditions, the specific purpose for which the stock is to be issued and other similar factors.

Possible Anti-Takeover Effects of the Charter Amendment

        The authorization of additional shares of Common Stock may be deemed to have an anti-takeover effect since such shares may be used, under certain circumstances, to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. In addition, the issuance of additional shares of Common Stock may have an anti-takeover effect, as attached to each share of Common Stock is the right, upon satisfaction of the conditions set forth in the

Company's Rights Agreement, dated as of September 25, 1995, as amended, to purchase shares of the Company's series A junior participating preferred stock, $.01 par value per share, which have 100 votes per share on all matters submitted to a vote of the stockholders of the Company.

        The increase in authorized Common Stock and the possibility of the issuance of the shares of preferred stock may also be viewed as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of additional shares may be used to dilute such person's ownership of shares of the Company's voting stock.

        The Charter Amendment has not been proposed as an anti-takeover measure nor is the Board aware of any offers to acquire control of the Company. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company may result in stockholders not being able to participate in any possible premiums which may be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company's stockholders might consider to be in their best interests. However, the Board has a fiduciary duty to act in the best interests of the Company's stockholders at all times.

Board of Directors' Reservation of Rights

        If the Charter Amendment is approved by the stockholders, the Charter Amendment will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State. The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Charter Amendment, if at any time prior to filing the Certificate of Amendment with the Secretary of State of the State of Delaware the Board, in its sole discretion, determines that the Charter Amendment is no longer in the best interests of the Company and its stockholders. In addition, the Board reserves the right to delay filing the Certificate of Amendment for up to 12 months following stockholder approval of the Charter Amendment at the Annual Meeting. However, at the present time, the Board intends to proceed with the Charter Amendment as presented without delay.

        Approval of the Charter Amendment will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE PROPOSED CHARTER AMENDMENT.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK
PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES
AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN

        The 1997 Plan provides an incentive to, and encourages stock ownership by, all eligible employees of the Company and participating subsidiaries so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The 1997 Plan is designed to encourage eligible employees to remain in the employ of the Company. Under the 1997 Plan, eligible employees may use payroll deductions to fund purchases of the Company's Common Stock at a discount, through the exercise of stock options. It is intended that the 1997 Plan constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code.

        The Board of Directors has approved and recommends to stockholders that they approve an amendment to the 1997 Plan to increase the number of shares of Common Stock that may be issued under the 1997 Plan from 1,120,000 shares (after automatic adjustments made to take into account the two-for-one stock splits made by the Company with respect to its shares of Common Stock with issue/payable dates of June 14, 2002, June 15, 2000 and March 17, 1999, respectively) to 1,620,000 shares—an addition of 500,000 shares. As of December 31, 2003, 892,496 shares had been issued under the 1997 Plan and 227,504 shares remained available for issuance under the 1997 Plan.

        The 1997 Plan was adopted by the Board of Directors on January 14, 1997, and approved by stockholders on April 15, 1997. The complete text of the 1997 Plan, as proposed to be amended, is attached hereto as Appendix C. A total of 227,504 shares of the Company's Common Stock remained available for issuance under the 1997 Plan as of the record date.

        An employee electing to participate in the 1997 Plan must authorize an amount to be deducted by the Company from the employee's pay and applied toward the purchase of Common Stock under the 1997 Plan. On the first business day of each Payment Period (as defined in the 1997 Plan), the Company will grant to each 1997 Plan participant an option to purchase shares of Common Stock of the Company. On the last day of the Payment Period, the employee will be deemed to have exercised this option to the extent of such employee's accumulated payroll deductions. Under the terms of the 1997 Plan, the option price is an amount equal to the lesser of (i) 90% of the average market value of the Common Stock on the first business day of the Payment Period, and (ii) 90% of the average market value of the Common Stock on the last business day of the Payment Period.

        The dollar value of benefits that will be received by any participant or group of participants in the 1997 Plan are not determinable due to the voluntary nature of the 1997 Plan and the variables involved in the calculation of any such benefits. In 2003, 902 employees, including 4 executive officers, participated in the 1997 Plan and received $424,358.88 in benefits under the 1997 Plan (measured as the difference between the price paid for shares of Investors Financial common stock purchased under the 1997 Plan and the market value of such common stock on the date of such purchase). 807 employees, including 4 executive officers, currently participate in the 1997 Plan. A total of approximately $14 million of additional capital has been raised by the Company by sales of Common Stock pursuant to the 1997 Plan.

        Since April 15, 1997, when the 1997 Plan was adopted and approved, the number of employees at the Company has increased from approximately 900 to approximately 2,450. The Company relies on the 1997 Plan and employees' ability to purchase stock of the Company under the 1997 Plan as an essential part of the benefits package necessary to attract and retain qualified and experienced employees. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the 1997 Plan is essential to permit the Company to continue to provide long-term, equity based incentives to present and future employees and to align employees' interests with those of the Company's stockholders.

        Approval of the proposal to amend the 1997 Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and entitled to vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO
THE 1997 EMPLOYEE STOCK PURCHASE PLAN

Description of the 1997 Plan

        The 1997 Plan is administered by the Board of Directors of the Company or a committee thereof. The Board of Directors, subject to the provisions of the 1997 Plan, has the power to construe the 1997 Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for administration of the 1997 Plan as it may deem appropriate. The Board of Directors may from time to time adopt amendments to the 1997 Plan provided that, without the approval of the Company's shareholders, no amendment may increase the number of shares that may be issued under the 1997 Plan or change the class of the employees eligible to receive options under the 1997 Plan or cause Rule 16b-3 under the Exchange Act to be inapplicable to the 1997 Plan.

        The 1997 Plan may be terminated at any time by the Company's Board of Directors but such termination will not affect options then outstanding under the 1997 Plan. If at any time shares of Common Stock reserved for the purposes of the 1997 Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the 1997 Plan will terminate. Upon termination of the 1997 Plan, all payroll deductions not used to purchase Common Stock will be refunded to 1997 Plan participants without interest.

        The 1997 Plan authorizes the issuance of up to 1,120,000 shares of Common Stock (subject to adjustment for capital changes) pursuant to the exercise of nontransferable options granted to participating employees. As of December 31, 2003, 892,496 shares had been issued under the 1997 Plan and 227,504 shares remained available for issuance under the 1997 Plan. The Common Stock subject to the options under the 1997 Plan includes shares of the Company's authorized but unissued Common Stock and shares of Common Stock reacquired by the Company, including shares purchased in the open market. Option holders are generally protected against dilution in the event of certain capital changes such as a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction.

        An employee electing to participate in the 1997 Plan must authorize an amount (a whole percentage not less than 1% nor more than 15% of the employee's base salary compensation actually paid during the Payment Period, excluding without limitation any benefits, bonuses or commissions) to be deducted by the Company from the employee's pay and applied toward the purchase of Common Stock under the 1997 Plan. Payroll deductions will be accumulated under the 1997 Plan during the six-month periods January 1 through June 30 and July 1 through December 31 (the "Payment Periods"). On the first business day of each Payment Period, the Company will grant to each 1997 Plan participant an option to purchase shares of Common Stock of the Company. On the last day of the Payment Period, the employee will be deemed to have exercised this option to the extent of such employee's accumulated payroll deductions. In no event, however, may the employee exercise an option granted under the 1997 Plan for more than 8,000 shares during a Payment Period. If the amount of the accumulated payroll deductions exceeds the aggregate option price of 8,000 shares, the excess deductions will be promptly refunded to the employee without interest. Furthermore, no employee may be granted an option which permits the employee's right to purchase shares of Common Stock under the 1997 Plan and all other Section 423 plans of the Company and any subsidiary companies, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the respective date(s) of grant) for each calendar year in which the option is outstanding. Any excess accumulation of payroll deductions will be promptly refunded to the employee without interest. Under the terms of the 1997 Plan, the option price is an amount equal to the lesser of (i) 90% of the average market value of the Common Stock on the first business day of the Payment Period, and (ii) 90% of the average market value of the Common Stock on the last business day of the Payment Period. The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on these amounts.

        For purposes of the 1997 Plan, the term "average market value" on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Stock Market, if the Common Stock is not then traded on a national securities exchange, or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq Stock Market; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all the factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. An employee may enter the 1997 Plan by delivering to the Company, at least 10 days before the beginning date of the next succeeding Payment Period, an authorization stating the initial percentage to be deducted from the employee's pay and authorizing the purchase of shares of Common Stock for the employee in each Payment Period in accordance with the terms of the 1997 Plan.

        Employees of the Company (and participating subsidiaries) who have completed six months of employment with the Company or any of its subsidiaries on or before the first day of any Payment Period are eligible to participate in the 1997 Plan. An employee may not be granted an option under the 1997 Plan, if after the granting of the option such employee would be treated as owning 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries.

        An employee may change the amount of his or her payroll deduction at any time, and such change shall be effective at the beginning of the next Payment Period, provided that such change was received by the Company at least ten (10) days prior to the beginning of such Payment Period. An employee may withdraw from the 1997 Plan, in whole but not in part, at anytime prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of the employee's deductions not previously used to purchase stock under the 1997 Plan without interest.

        If an employee is not a participant in the 1997 Plan on the last day of the Payment Period, the employee generally is not entitled to exercise his option. An employee's rights under the 1997 Plan generally terminate upon his voluntary withdrawal from the 1997 Plan at any time, or when he ceases employment because of retirement, resignation, discharge, death or any other reason, except that employment shall be treated as continuing intact while and employee is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the employee's right to reemployment is guaranteed either by statute or by contract, if longer.

        An employee's rights under the 1997 Plan are the employee's alone and may not be transferred to, assigned to, or availed of by any other person. Any option granted to an employee may be exercised, during the employee's lifetime, only by the employee.

        The proceeds received by the Company from the sale of Common Stock pursuant to the 1997 Plan will be used for general corporate purposes. The Company's obligation to deliver shares of Common Stock is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The date of commencement of the first Payment Period was July 1, 1997.

        The following general rules are currently applicable for United States federal income tax purposes to employees who receive grants of options for Common Stock and purchase shares of Common Stock pursuant to the 1997 Plan:

        1.     The amounts deducted from an employee's pay under the 1997 Plan will be included in the employee's compensation subject to federal income tax. Other than this amount, no additional income will be recognized by the employee either at the time options are granted pursuant to the 1997 Plan or at the time the employee purchases shares pursuant to the 1997 Plan.

        2.     If the employee disposes of shares of Common Stock more than two years after the first business day of the Payment Period in which the employee acquired the shares, then upon such disposition the employee will recognize ordinary income in an amount equal to the lesser of:

          (a)   the excess, if any, of the fair market value of the shares on the date of disposition over the amount the employee paid for the shares, or

          (b)   the excess of the fair market value of the shares on the first business day of the Payment Period over the option price.

        In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed as ordinary compensation income). If the employee's holding period for the shares exceeds one year, such gain or loss will be long-term capital gain or loss.

        3.     If the employee disposes of shares of Common Stock within two years after the first business day of the Payment Period in which the employee acquired the shares, then upon disposition the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the last business day of the applicable Payment Period over the amount the employee paid for the shares.

        In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and the employee's basis in the shares (i.e., the amount the employee paid for the shares plus the amount, if any, taxed to the employee as ordinary compensation income). If the employee's holding period for the shares is more than one year, such gain or loss will be long-term capital gain or loss.

        4.     If the two-year holding period is satisfied, the Company will not be entitled to any federal income tax deduction with respect to the options granted to acquire such shares. If this two-year holding period is not satisfied, the Company generally will be entitled to a deduction in an amount equal to the amount which is treated as ordinary income to the employee.

PROPOSAL 4

RATIFICATION OF SELECTION OF AUDITORS

        The Audit Committee of the Board of Directors, has selected the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2004. Deloitte & Touche has served as the Company's accountants since the fiscal year ended October 31, 1989. It is expected that a member of Deloitte & Touche will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Ratification of the selection of auditors is not required under the laws of the State of Delaware but will be considered by the Audit Committee in selecting auditors for future years.

        The following table details aggregate fees billed for 2003 and 2002 by Deloitte & Touche to the Company.

	Aggregate Fees Billed for Fiscal Year Ended
Services
	2003	2002
Audit Fees	$499,810	$422,936
Audit-Related Fees	$115,560	$111,500
Tax Fees	$—	$28,010
Other Fees	$—	$47,169

        Audit-Related Fees in 2003 represent audit services for the Company's 401(k) and pension plans, services relating to Deloitte & Touche's attestation under the FDIC Improvement Act of 1991 and services relating to a qualified collateral report for the Federal Home Loan Bank of Boston. All fees of Deloitte & Touche for 2003 were pre-approved by the Company's Audit Committee.

        Audit-Related Fees in 2002 represent audit services for the Company's pension plan, services relating to Deloitte & Touche's attestation under the FDIC Improvement Act of 1991 and services relating to a qualified collateral report for the Federal Home Loan Bank of Boston. Tax Fees in 2002 represent tax services related to the Company's subsidiaries in Toronto and Dublin. Other Fees in 2002 represent audit services relating to the administration of the Company's benefit plans and services related to the Company's Dublin operations and the start-up of the Company's brokerage subsidiary. All fees for Deloitte & Touche for 2002 were pre-approved by the Company's Audit Committee.

        The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee has approved specific services that may be performed by the Company's independent auditors during 2004 within pre-approved cost levels. Unless a type of service to be provided by the independent auditor has already received pre-approval, it requires specific pre-approval by the Audit Committee. Any pre-approved services exceeding pre-approved cost levels requires specific further approval by the Audit Committee. Requests or applications to provide services that require approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

        Ratification of the selection of Deloitte & Touche to serve as auditors for the fiscal year ending December 31, 2004 will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting and voting on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP.

CODE OF CONDUCT POLICY

        The Company has adopted a Code of Conduct Policy that applies to all employees and directors of the Company. The Code of Conduct Policy is available on the Company's website at www.ibtco.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the year ended December 31, 2003, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the year ended December 31, 2003, except that Phyllis S. Swersky filed late one Form 4 with respect to one sale of shares of the Company.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the Company's proxy materials to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated by the Commission under the Exchange Act must be received at the Company's principal executive offices not later than November 5, 2004. Under the Company's By-laws, stockholders who wish to make a proposal at the 2005 Annual Meeting—other than one that will be included in the Company's proxy materials—must notify the Company no earlier than October 6, 2004 and no later than November 5, 2004. If a stockholder who wishes to present a proposal fails to notify the Company by November 5, 2004, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's By-laws, the proposal is brought before the meeting, then consistent with the Commission's proxy rules the proxies solicited by management with respect to the 2005 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's proxy rules. All stockholder proposals must comply with the applicable requirements of the Company's By-laws, a copy of which is on file with the Commission. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Investors Financial Services Corp., P.O. Box 9130, Boston, MA 02117-9130, Attention: Corporate Secretary.

APPENDIX A

INVESTORS FINANCIAL SERVICES CORP.

AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee (Committee) shall provide assistance to the Boards of Directors of Investors Financial Services Corp. ("IFSC") and its subsidiaries (collectively, the "Company"), including Investors Bank & Trust Company (the "Bank"), in fulfilling their oversight responsibilities to shareholders relating to (i) the reliability and integrity of corporate accounting and financial reporting practices; (ii) the quality and integrity of financial statements and reports; (iii) the independent auditors' qualifications and independence; (iv) the performance of the Company's internal audit function and independent auditors; (v) compliance with laws, regulations and Company policies; and (vi) maintenance of a sound system of internal controls. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Directors, the independent auditors, and the Company's internal auditors and management.

Committee Membership and Organization

        The Committee shall be composed of a minimum of three members. Each Committee member shall meet any independence requirements promulgated by the Securities and Exchange Commission (the "SEC"), including Rule 10A-3(b)(1), the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body"). Each member of the Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any subsidiary at any time during the past three years. At least one member of the Committee shall be a "financial expert" as defined by the rules of the SEC. All members of the Committee shall have a strong level of business or financial acumen (as determined in the reasonable discretion of the Board), including, at a minimum, the ability to read and understand fundamental financial statements..

        The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Committee members may be replaced by the Board.

        The Committee shall meet as often as the Committee or the Committee Chair determines, but not less frequently than quarterly. If circumstances warrant, an unscheduled meeting of the Committee can be called with or without the presence of the Company's management. The Committee strongly supports confidential exchanges with internal auditors and independent auditors. Therefore, no less frequently than annually, the Committee shall meet with the Director of Internal Audit without the presence of management. In addition, at all meetings where independent auditors are present, the Committee will ensure that sufficient opportunity is made available for the independent auditors to meet with the Committee without management present.

        The Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Company to provide the Committee with the support of one or more Company employees to assist it in carrying out its duties. The Committee may request that any officer or employee of the Company or the Company's outside counsel or independent auditors attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

        The Company shall provide for appropriate funding, as determined by the Committee, for payment (i) of compensation to the independent auditors for the purpose of rendering or issuing an audit report, (ii) to any advisors employed by the Committee, and (iii) for ordinary administrative expenses that are necessary or appropriate in carrying out the Committee's duties.

Committee Authority and Responsibilities

        The following activities are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate.

  Charter Review

  1.
  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Independent Auditors

  2.
  Appoint and compensate the independent auditors in connection with the preparation and issuance of an audit report regarding the Company's financial statements. The Committee shall receive regular reports regarding the work of the independent auditors, and may obtain the assistance of Company management in the negotiation of the terms of the independent auditors' engagement and the oversight of the independent auditors' performance.

  3.
  Review the experience and qualifications of the senior members of the independent auditors' team.

  4.
  Monitor the independence, qualifications and performance of the independent auditors by, among other things:

•
Obtaining and reviewing a report from the independent auditors at least annually regarding (a) the auditors' internal quality-control procedures, (b) any material issues raised by the most recent quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company.

•
If so determined by the Committee, taking additional action to satisfy itself of the qualifications, performance and independence of the auditors.

5.
Oversee the rotation, at least once every five years, of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit.

6.
Meet with the independent auditors and management of the Company to review the scope, planning and staffing of the proposed audit activities for the coming year.

7.
Pre-approve all auditing services and permitted non-audit services to be performed for the Company by the independent auditors, except as otherwise permitted by applicable law. In no event shall the independent auditors perform any non-audit services for the Company which are prohibited by Section 10A(g) of the Securities Exchange Act of 1934 (the "Exchange Act") or the rules of the SEC or the Public Corporation Accounting Oversight Board.

  8.
  Ensure that the Company's management cooperates with the independent auditors and provides access to all appropriate Company resources requested by the independent auditors in the course of their audit.

  Financial Reporting and Internal Controls

  9.
  At the conclusion of the annual audit, meet with the independent auditors and management of the Company and review any related report or opinion issued by the independent auditors and any comments or recommendations stemming from the annual audit. Prior to the release of the Company's audited and interim financial statements, review the financial statements with the independent auditors and financial management of the Company. Determine that the independent auditors are satisfied with the disclosure and content of the financial statements.

  10.
  Review any changes in accounting principles, changes in the accounting treatment of significant transactions, and changes in financial reporting policies. Additionally, review the independent auditor's judgments regarding the quality and appropriateness of the Company's accounting principles, as applied in the Company's financial reporting, and the clarity of the Company's financial disclosure practices. Inquire as to the auditors' judgments regarding the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure. Review any significant disagreement or difficulty encountered during the course of the audit.

  11.
  Annually discuss with the independent auditors the matters required to be discussed by Statement on Accounting Standards 61.

  12.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  13.
  Discuss with management, either specifically or by discussion of the types of information to be disclosed and the types of presentation to be made, the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information and any earnings guidance, as well as financial information provided to rating agencies.

  14.
  Based on the reviews and discussions of the Committee pursuant to its responsibilities under this charter, determine on an annual basis whether to recommend to the full Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K.

  15.
  Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

  16.
  Review and approve Audit Committee disclosures to be contained in the Company's proxy statement for its annual meeting of stockholders, including the Audit Committee Report and disclosure regarding the independence of members of the Committee. The Committee shall ensure that this Charter is attached as an appendix to the Company's proxy statement at least once every three years.

  17.
  Review with the independent auditors, the Company's internal auditor, and the Company's financial management, the effectiveness and integrity of the accounting, financial and other internal controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls are desirable. In this regard, the Committee shall review management's annual statement of responsibilities for preparing financial statements, establishing and maintaining an adequate internal control structure for financial reporting and major financial risk exposures, and complying with designated safety and soundness laws. The Committee shall also review management's assessments of the effectiveness of the Company's internal control structure and procedures for financial reporting as of the fiscal year-end and compliance with designated laws and regulations during the fiscal year. In addition, the Committee shall review the independent auditors' attestations on the aforementioned management assertions.

  18.
  Monitor the Company's progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters.

  19.
  Receive periodic reports from the independent auditors and appropriate officers of the Company on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Company.

  20.
  Review with management and the independent auditors any effects of regulatory and accounting initiatives as well as any off-balance sheet structures on the Company's financial statements.

  21.
  Review material regulatory inquiries and significant findings and recommendations of all regulatory reports of examination and management's responses thereto.

Internal Audit Function

  22.
  Review and approve the appointment of the Director of Internal Audit.

  23.
  Review and approve the Internal Audit Department's annual audit plans and budget and review the sufficiency of internal audit resources. Review the independence and authority of the internal audit function's reporting obligations and the coordination of efforts with the independent auditors.

  24.
  At each meeting, but no less than quarterly, review significant internal audit reports containing management's responses completed since the previous Committee meeting, the status of the annual audit plan, and a progress report on the extent to which internal audit recommendations have been implemented by management. Any deviations from or modifications to the original audit plan will be reviewed with the Committee, as will be any changes in internal audit policies.

  Compliance Oversight

  25.
  Discuss with management and the internal auditors the Company's processes regarding compliance with applicable laws and regulations and obtain verbal or written reports from management and internal audit regarding compliance by the Company and its affiliated entities with applicable legal requirements.

  26.
  Review annually the program established to monitor compliance with the Company's Code of Conduct.

  27.
  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

  28.
  Obtain from the independent auditors any reports required to be furnished to the Committee under Section 10A of the Exchange Act or other applicable laws or regulations.

  29.
  Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting, auditing or compliance matters.

  30.
  Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies or compliance with the Company's Code of Conduct.

  31.
  Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  Subsidiaries of IFSC

  32.
  Perform the duties required to be performed by the audit committee of the Bank to the extent permitted, and in the manner required, by applicable laws and regulations.

General

  33.
  Establish clear hiring policies for employees for former employees of the independent auditor.

  34.
  Under the direction of the Chairperson of the Committee, report on the Committee's activities at the next Board of Directors meeting or, if deemed necessary by the Committee Chair, earlier.

  35.
  Investigate any matter brought to the Committee's attention within the scope of its duties.

  36.
  Meet at least annually with the chief financial officer, the general counsel, the senior internal auditing executive and the independent auditor in separate executive sessions.

  37.
  Annually review the performance of the Committee.

General

        The Committee's role is one of oversight as set forth in this charter. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Conduct.

        Any duty or action of the Committee may be undertaken and fulfilled by the Board as a whole in place of the Committee.

        With respect to joint sessions of the Committee:

•
The Committee may meet simultaneously as a committee of IFSC and the Bank, though it should hold separate sessions if necessary to consider transactions between the two entities or other matters where IFSC and the Bank may have different interests; and

•
The Committee should consult with internal or outside counsel if, in the opinion of the Committee, any matter under consideration by the Committee has the potential for any conflict between the interests of IFSC and those of the Bank or IFSC's other subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring compliance with the Company's policies regarding Sections 23A and 23B of the Federal Reserve Act.

In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

    1.
    One or more officers or employees of the Company whom the Committee members reasonably believe to be reliable and competent in the matters presented;

    2.
    Counsel, independent auditors, or other persons as to matters which the Committee members reasonably believe to be within the professional or expert competence of such person; or

    3.
    Another committee of the Board as to matters within such other committee's designated authority which other committee the Committee members reasonably believe to merit confidence.

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INVESTORS FINANCIAL SERVICES CORP.

        Investors Financial Services Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify as follows, pursuant to Section 242 of the GCL:

        FIRST:    That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors, at a meeting held on February 10, 2004, in accordance with Section 242 of the GCL, duly adopted a resolution (i) proposing an amendment to the Certificate of Incorporation of the Corporation, (ii) declaring said amendment to be advisable and in the best interests of the Corporation's stockholders and (iii) directing that the matter be submitted to the stockholders of the Corporation for the approval of said amendment.

        SECOND:    The amendment to the Certificate of Incorporation of the Corporation was duly adopted at the Annual Meeting of Stockholders of the Corporation held on April 13, 2004, in accordance with Section 242 of the GCL.

        THIRD:    That in accordance with the aforementioned resolution, the Corporation's Certificate of Incorporation is hereby amended by amending and restating in its entirety Article FOURTH (A) thereof and substituting in lieu thereof the following new Article FOURTH (A):

            (A)  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 176,650,000 shares, consisting of 175,000,000 shares of Common Stock with a par value of One Cent ($.01) per share (the "Common Stock"), 650,000 shares of Class A Common Stock with a par value of One Cent ($.01) per share (the "Class A Stock"), and 1,000,000 shares of Preferred Stock with a par value of One Cent ($.01) per share, the designations of which are to be determined by the Board of Directors.

            A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Common Stock, Class A Stock and Preferred Stock are as follows:

        FOURTH:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the GCL.

B-1

        IN WITNESS WHEREOF, Investors Financial Services Corp. has caused this certificate to be signed by Kevin J. Sheehan, its Chief Executive Officer, as of this      day of             , 2004.

INVESTORS FINANCIAL SERVICES CORP.
By:	Name: Kevin J. Sheehan Title: Chief Executive Officer

B-2

APPENDIX C

INVESTORS FINANCIAL SERVICES CORP.

1997 EMPLOYEE STOCK PURCHASE PLAN

1.     Purpose.

        This 1997 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Investors Financial Services Corp., a Delaware corporation (the "Company"), and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. It is intended that options issued pursuant to this Plan will constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

2.     Administration of the Plan.

        The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

        The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

        In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

3.     Eligible Employees.

        All employees who have completed six months of employment with the Company or any of its participating subsidiaries and whose customary employment is more than twenty (20) hours per week and for more than five (5) months in any calendar year shall be eligible to receive options under this Plan to purchase the Company's Common Stock, and all eligible employees shall have the same rights and privileges hereunder. Persons who are eligible employees on the first business day of any Payment Period (as defined in Article 5) shall receive their options as of such day. Persons who become eligible employees after any date on which options are granted under this Plan shall be granted options on the first day of the next succeeding Payment Period on which options are granted to eligible employees. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporations, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the

Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

4.     Stock Subject to the Plan.

        The stock subject to the options under the Plan shall be shares of the Company's authorized but unissued Common Stock, par value $.01 per share, or shares of such Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is ~~140,000~~ 1,620,000, subject to adjustment as provided in Article 12. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

5.     Payment Period and Stock Options.

        The six-month periods January 1 through June 30, and July 1 through December 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. The first Payment Period under the Plan will commence on July 1, 1997 and expire on December 31, 1997.

        Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 8,000 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. In the event that the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 8,000 shares except for the 8,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 8,000 shares shall be promptly refunded to the participant by the Company, without interest. The Option Price for each Payment Period shall be the lesser of (i) 90% of the average market price of the Company's Common Stock on the first business day of the Payment Period or (ii) 90% of the average market price of the Company's Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment Period and the Option Price per share shall be subject to adjustment as provided in Article 12.

        For purposes of this Plan, the term "average market price" on any date means (i) the average (on that date) of the high and low prices of the Company's Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market List. If the Company's Common Stock is not publicly traded at the time an option is granted under this Plan, "average market price" shall mean the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

        For purposes of this Plan, the term "business day" means a day on which there is trading on the Nasdaq National Market System or on the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph.

        No employee shall be granted an option which permits the employee's right to purchase Common Stock under this Plan, and under all other Section 423(b) employee stock purchase plans of the Company or any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If an eligible employee's accumulated payroll deductions on the last day of the Payment Period would otherwise enable such employee to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the employee by the Company, without interest.

6.     Exercise of Option.

        Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his/her accumulated payroll deductions on such date will pay for at the Option Price, subject to the 8,000-share limit of the option and the Section 423(b)(8) limitation described in Article 5. If a person is not an eligible employee on the last day of a Payment Period, he/she shall not be entitled to exercise his/her option. Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period by reason of the inability to purchase a fractional share will be carried forward to the succeeding Payment Period.

7.     Authorization for Entering the Plan.

        An employee may enter the Plan by filling out, signing and delivering to the Company an authorization:

          A.    Stating the percentage to be deducted regularly from the employee's pay;

          B.    Authorizing the purchase of stock for the employee in each Payment Period in accordance with the terms of the Plan; and

          C.    Specifying the exact name in which stock purchased for the employee is to be issued as provided under Article 11 hereof.

        Such authorization must be received by the Company at least ten (10) days before the beginning date of the next succeeding Payment Period.

        Unless an employee files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the employee has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

        The Company will accumulate and hold for the employee's account the amounts deducted from his/her pay. No interest will be paid on these amounts.

8.     Maximum Amount of Payroll Deductions.

        An employee may authorize payroll deductions in an amount (expressed as a percentage) not less than one percent (1%) but not more than fifteen percent (15%) of the employee's base salary compensation actually paid to the employee in the Payment Period, excluding without limitation any benefits, bonuses or commissions.

9.     Change in Payroll Deductions.

        Deductions may not be increased or decreased during a Payment Period. However, an employee may withdraw in full from the Plan.

10.   Withdrawal from the Plan.

        An employee may withdraw from the Plan in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a withdrawal notice to the Company, in which event the Company will promptly refund the entire balance of the employee's deductions not previously used to purchase stock under the Plan.

        To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten (10) days before the beginning date of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

11.   Issuance of Stock.

        Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

        Stock purchased under the Plan will be issued only in the name of the employee, or if his/her authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.   Adjustments.

        Upon the happening of any of the following described events, an optionee's rights under options granted under the Plan shall be adjusted as hereinafter provided:

          A.    In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

          B.    In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he/she is exercising his/her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he/she would have received if he/she had been the holder of the shares as to which he/she is exercising his/her option at all times between the date of the granting of such option and the date of its exercise.

        Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only to the extent that the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that terms is defined in Section 424 of the Code) or would constitute a change requiring stockholder approval (pursuant to Section 423(b)(2) of the Code). If the Committee determines that such adjustments would constitute a modification or would require stockholder approval, it may refrain from making such adjustments.

        If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under this Plan, either (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Company's Common Stock in connection with the Acquisition, (b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate all outstanding options in exchange for a cash payment equal to the excess of (a) the fair market value on the date of the Acquisition, of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 8,000-share, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, over (b) the result of multiplying such number of shares by such option price.

        The Committee or Successor Board of Directors shall determine the adjustments to be made under this Article 12, and its determination shall be conclusive.

13.   No Transfer or Assignment of Employee's Rights.

        An employee's rights under the Plan are the employee's alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee's lifetime, only by the employee.

14.   Termination of Employee's Rights.

        An employee's rights under the Plan will terminate when he/she ceases to be an employee because of retirement, voluntary or involuntary termination, resignation, lay-off, discharge, death, change of status or for any other reason and the Company shall promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or for so long as the employee's right to re-employment is guaranteed either by statute or by contract, if longer than 90 days. A withdrawal notice will be considered as having been received from the employee on the day his/her employment ceases, and all payroll deductions not used to purchase stock will be refunded.

        If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the employee on the day the interruption occurs.

15.   Termination and Amendments to Plan.

        Unless terminated sooner as provided below, the Plan shall terminate on January 1, 2007. The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

        The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) cause Rule or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

16.   Limits on Sale of Stock Purchased Under the Plan.

        The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 21 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

17.   Participating Subsidiaries.

        The term "participating subsidiary" shall mean any subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

18.   Optionees Not Stockholders.

        Neither the granting of an option to an employee nor the deductions from his/her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee.

19.   Application of Funds.

        The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

20.   Notice to Company of Disqualifying Disposition.

        By electing to participate in the Plan, each employee agrees to notify the Company in writing immediately after the employee transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each employee further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

21.   Withholding of Additional Income Taxes.

        By electing to participate in the Plan, each employee acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the employee's compensation and accumulated for the benefit of the employee under the Plan, and each employee agrees that the Company and its participating subsidiaries may deduct additional amounts from the employee's compensation, when amounts are added to the employee's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each employee further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each employee agrees that such taxes may be withheld from compensation otherwise payable to such employee. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any employee, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the employee's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the employee pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each employee further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such employee an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the employee upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

22.   Governmental Regulations.

        The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, and the Internal Revenue Service. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

23.   Governing Law.

        The validity and construction of the Plan shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof

24.   Approval of Board of Directors and Stockholders of the Company.

        The Plan was adopted by the Board of Directors on January 14, 1997.

\*/ FOLD AND DETACH HERE \*/

P	INVESTORS FINANCIAL SERVICES CORP.
R	PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS
O X Y	The undersigned hereby appoints Kevin J. Sheehan and John N. Spinney, Jr. and each or either of them, proxies with full power of substitution to vote all shares of stock of Investors Financial Services Corp. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 13, 2004, at 11:00 a.m., local time, at the Company's offices at 200 Clarendon Street, Boston, Massachusetts, and at any adjournment thereof, upon matters set forth in the Notice of 2004 Annual Meeting of Stockholders and Proxy Statement dated March 5, 2004, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their judgement, upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED
IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2, 3 AND 4 AND IN THE JUDGMENT OF THE
PROXIES NAMED HEREIN WITH RESPECT TO ANY OTHER MATTERS.

THE NOMINEES FOR CLASS III DIRECTOR ARE:

01) Kevin J. Sheehan            02) James M. Oates            03)  Thomas P. McDermott

INSTRUCTION:    To withhold your vote for any individual nominee, write that nominee's name in the space provided below Proposal 1 on reverse side. To vote for or against all nominees, see Proposal 1 on reverse side.

(TO BE SIGNED ON REVERSE SIDE)

\*/ FOLD AND DETACH HERE \*/
☒	Please mark votes as in this example.	6461
INVESTORS FINANCIAL SERVICES CORP.
1.	To elect three (3) Class III Directors. See reverse side for instruction.
		FOR	WITHHELD
	FOR ALL NOMINEES LISTED ON REVERSE	☐	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ON REVERSE
	☐	For all nominees except as written above
		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock.	☐	☐	☐
3.	To approve an amendment of the Company's 1997 Employee Stock Purchase Plan to increase the number of shares available for grant pursuant to the plan.	☐	☐	☐
4.	To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐
NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature:	Date:	Signature:	Date:

QuickLinks

GENERAL INFORMATION
MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES
PROPOSAL 1
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN
PROPOSAL 4 RATIFICATION OF SELECTION OF AUDITORS
CODE OF CONDUCT POLICY
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
  APPENDIX A
  APPENDIX B